Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-202597, 333-180098 and 333-154157) and Form S-8 (No. 333-43080, 333-76849, 333-73666, 333-118320, 333-171260, 333-194557 and 333-202598) of GSI Group Inc. of our report dated March 2, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 2, 2016